                                                                    Exhibit 10.5

                        INTELLECTUAL PROPERTY AGREEMENT


     THIS INTELLECTUAL PROPERTY AGREEMENT (this "Agreement") is dated as of December 31, 1996 ("Effective Date") by and between True North
Communications Inc., ("TNC"), and TN Technologies Holding Inc. ("TNT"), and describes the terms and conditions pursuant to which TNT shall license to TNC certain Software (as defined below).

     WHEREAS, TNC desires to receive a license to certain assigned intellectual property assets of TNT and TNT desires to grant such license in accordance with the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the premises and for other good and valid consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.   Definitions

     For the purpose of this Agreement, the following terms shall have the following meanings:

     1.1 "Confidential Information" means all Software listings, Documentation (as defined below), information, data, drawings, benchmark tests, specifications, trade secrets, object code and machine-readable copies of the Software (as defined below), source code relating to the Software, and any other proprietary information supplied to TNC by TNT, including all items defined as "confidential information of TNT" in any other agreement between TNC and TNT whether executed prior to or after the date of this Agreement.

     1.2 "Documentation" means any instruction manuals or other materials regarding the Use (as defined below) of the Software.

     1.3 "Maintenance and Support" means the services described in Section 5.

     1.4 "Software" means the computer software programs specified in Attachment A and otherwise provided to TNC pursuant to this Agreement.

     1.5 "Update" means a release or version of the Software containing functional enhancements, extensions, error corrections or fixes that are generally made available (other than media and handling charges) by TNT, and shall include the source code embodied in such functional enhancements, extensions, error corrections or fixes.

     1.6 "Use" means utilization of the Software by TNC and its affiliates and subsidiaries (as permitted herein) for their own internal information processing services and computing needs.

2.   Grant of License

     2.1 License Grant. Subject to the terms and conditions of this Agreement, TNT hereby grants to TNC a nonexclusive and nontransferable license to (a) Use the Software, and to make sufficient copies as necessary for such Use; (b) use and copy the Documentation in connection with Use of the Software; and (c) modify and enhance the Software and hire third parties to do so in accordance with Section 2.4 below. This license transfers to TNC neither title nor any proprietary or intellectual property rights to the Software, Documentation, or any copyrights, patents, or trademarks, embodied or used in connection therewith, except for the rights expressly granted herein. The license for the Knowledge Network (as described on Attachment A) shall become perpetual and paid up upon the payment of all Development Costs set forth in Attachment B. The Software may not be sublicensed by TNC; provided, however, that (a) the SCJNet Software (as described on Attachment A) may be sublicensed by TNC to S.C. Johnson & Son, Inc. ("SC Johnson"), for SC Johnson's use (and the use of SC Johnson's affiliates and subsidiaries) consistent with the terms of this Agreement; (b) the KCNet Software (as described in Attachment A) may be sublicensed by TNC to Kimberly Clark Corporation ("KC"), for KC's use (and the use of KC's affiliates and subsidiaries) consistent with the terms of this Agreement; and (c) the Software may be used by the affiliates and subsidiaries of TNC consistent with the terms of this Agreement.

     2.2 Deliverables. Unless otherwise indicated in Attachment B, TNT shall issue to TNC, as soon as practicable, but in no later than ninety (90) days after the Effective Date one (1) machine-readable copy of the Software, including source code thereto, along with one (1) copy of the appropriate Documentation.

     2.3 Copies. TNC may not copy the Software, except as permitted by this Agreement; provided, however, that TNC will be entitled to make a reasonable number of machine-readable copies of the Software for backup, disaster recovery or archival purposes. TNC shall maintain accurate and up-to-date records of the number and location of all copies and users of the Software and Documentation and inform TNT in writing of such location(s) on a quarterly basis. All copies of the Software and Documentation will be subject to all terms and conditions of this Agreement. Whenever TNC is permitted to copy or reproduce all or any part of the Software and Documentation, all titles, trademark symbols, copyright symbols and legends, and other proprietary markings must be reproduced. In the event that TNC requires additional copies of the Software from TNT, TNT shall provide such copies at the cost of the media upon which the Software is stored. Any re-installation services for such replacement copies will be provided by TNT to TNC in accordance with the provisions of the Software Maintenance and Enhancement Agreement between TNC and TNT of even date herewith.

     2.4 TNC Modification and Enhancement of the Software. TNC shall have the right to modify and enhance the Software and hire third parties to do so, provided that TNC shall first discuss such modifications and enhancements with TNT, and TNT shall have the opportunity to propose that TNT will modify and enhance the Software. If the parties do not agree upon terms under which TNT shall modify and enhance the Software, TNC shall have the right to modify and

                                      -2-
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enhance the Software and hire third parties to do so, provided that such third parties agree to abide by the confidentiality provisions of this Agreement.

3.   License Restrictions

     TNC agrees that it will not itself, or through any parent, other subsidiary, affiliate, agent or other third party:

     (a) sell, lease, license or sublicense the Software or the Documentation;

     (b) decompile, disassemble, or reverse engineer the Software, in whole or in part;

     (c) allow access to the Software by any user other than TNC's employees and the employees of TNC's affiliates and subsidiaries; (provided, however the SCJNet Software may be used by SC Johnson (and its affiliates and subsidiaries) and the KCNet Software may be used by KC (and its affiliates and subsidiaries));

     (d) use the Software to provide processing services to third parties, or otherwise use the Software on a "service bureau" basis; or

     (e) provide, disclose, divulge or make available to, or permit use of the Software by any third party without TNT's prior written consent.

4.   License Fee

     4.1 Payment. In consideration of the license granted pursuant to Section 2.1, TNC agrees to pay TNT the License Fees as defined and specified in Attachment B on the dates specified therein.

     4.2 Taxes. All charges and fees provided for in this Agreement (including the Maintenance Fees as defined and specified in Attachment B) are exclusive of and do not include any taxes, duties, or similar charges imposed by any government. TNC agrees to pay or reimburse TNT for all federal, state, dominion, provincial, or local sales, use, personal property, excise or other taxes, fees, or duties arising out of this Agreement or the transactions contemplated by this Agreement (other than taxes on the net income of TNT).

5.   Maintenance and Support

     Maintenance and support of the Software shall be provided in accordance with the terms of the Maintenance and Support Agreement between the parties of even date herewith.

6.   Limited Warranty and Limitation of Liability

     TNT warrants that the Software will perform with substantially the same features and functionality of the Software currently installed at TNC's premises for a period of one (1) year from the Effective Date. If during this time period the Software does not perform as warranted, TNT shall, at its option, undertake to correct the Software, replace such Software free of charge or, if neither of the foregoing is commercially practicable, terminate this Agreement and refund to TNC the License Fee. In addition, TNT warrants that the media on which the Software is distributed will be free from defects in materials and workmanship under normal use for a period of ninety (90) days from the Effective Date. TNT will replace any defective media returned to TNT within the ninety (90) day period. The foregoing are TNC's sole and exclusive remedies for breach of warranty. The warranty set forth above is made to and for the benefit of TNC only. The warranty will apply only if:

     (a) the Software has been properly used at all times and in accordance with the instructions as communicated in writing by TNT;

     (b) no modification, alteration or addition has been made to the Software by persons other than TNT or TNT's authorized representative; and

     (c) TNC has not requested modifications, alterations or additions to the Software that cause it to deviate substantially from the same features and functionality of the Software currently installed at TNC's premises.

     EXCEPT AS SET FORTH ABOVE, TNT MAKES NO WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY REGARDING OR RELATING TO THE SOFTWARE OR THE DOCUMENTATION, OR ANY MATERIALS OR SERVICES FURNISHED OR PROVIDED TO TNC UNDER THIS AGREEMENT, INCLUDING MAINTENANCE AND SUPPORT. TNT SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SOFTWARE, DOCUMENTATION AND SAID OTHER MATERIALS AND SERVICES, AND WITH RESPECT TO THE USE OF ANY OF THE FOREGOING.

     NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN NO EVENT WILL TNT BE LIABLE FOR ANY LOSS OF PROFITS, BUSINESS INTERRUPTION, LOSS OF DATA, COST OF COVER OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH OR ARISING OUT OF THE FURNISHING, PERFORMANCE OR USE OF THE SOFTWARE OR SERVICES PERFORMED HEREUNDER, WHETHER ALLEGED AS A BREACH OF CONTRACT OR TORTIOUS CONDUCT, INCLUDING NEGLIGENCE, EVEN IF TNT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN ADDITION, TNT WILL NOT BE LIABLE FOR ANY DAMAGES CAUSED BY DELAY IN DELIVERY OR FURNISHING THE SOFTWARE OR SAID SERVICES. TNT'S LIABILITY FOR DAMAGES WILL NOT, IN ANY EVENT, EXCEED THE LICENSE FEE PAID BY TNC TO TNT UNDER THIS AGREEMENT.

     The provisions of this Section 6 allocate risks under this Agreement between TNC and TNT.

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

TNT's pricing reflects this allocation of risks and limitation of liability.

     No action arising out of any breach or claimed breach of this Agreement or transactions contemplated by this Agreement may be brought by either party more than one (1) year after the cause of action has accrued. For purposes of this Agreement, a cause of action will be deemed to have accrued when a party knew or reasonably should have known of the breach or claimed breach.

     No employee, agent, representative or affiliate of TNT has authority to bind TNT to any oral representations or warranty concerning the Software. Any representation and warranty of TNT concerning the Software not in this Agreement will be valid only if (a) it is in writing dated after the Effective Date, and
(b) the writing is executed by an officer of TNT.

7.   Indemnification for Infringement

     TNT shall, at its expense, indemnify and hold TNC harmless from any claim, action or allegation brought against TNC that the Software infringes any patent, copyright, trade secret or other proprietary right of any third party and shall pay any final judgments awarded or settlements entered into; provided that TNC gives prompt written notice to TNT of any such claim, action or allegation of infringement and gives TNT the authority to proceed as contemplated herein. TNT will have the exclusive right to defend any such claim, action or allegation and make settlements thereof at its own discretion, and TNC may not settle or compromise such claim, action or allegation, except with prior written consent of TNT. TNC shall give such assistance and information as TNT may reasonably require to settle or oppose such claims. If any such infringement, claim, action or allegation is brought or threatened, TNT may, at its sole option and expense:

     (a) procure for TNC the right to continue Use of the Software or infringing part thereof;

     (b) modify or amend the Software or infringing part thereof, or replace the Software or infringing part thereof with other software having substantially the same or better capabilities without substantially increasing TNC's costs (for example, RAM upgrades shall not be considered to substantially increase TNC's costs whereas replacement of several CPUs will be considered to substantially increase TNC's costs); or,

     (c) if neither of the foregoing is commercially practicable terminate this Agreement and repay to TNC a portion, if any, of the License Fee equal to the amount paid by TNC less one-forty-eighth (1/48) thereof for each month or portion thereof that this Agreement has been in effect, whereupon TNT and TNC will be released from any further obligation to the other under this Agreement, except for the obligations of indemnification provided for above and such other obligations that survive termination.

     The foregoing obligations shall not apply to the extent the infringement arises as a result of modifications to the Software made by any party other than TNT or TNT's authorized representative.

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

The foregoing states the entire liability of TNT with respect to infringement of any patent, copyright, trade secret or other proprietary right.

8.   Confidential Information

     8.1 TNC's Obligations. TNC acknowledges TNT's claim that the Confidential Information constitutes valuable trade secrets, and TNC agrees that it shall use Confidential Information solely in accordance with the provisions of this Agreement and will not disclose, or permit to be disclosed, the same, directly or indirectly, to any third party without TNT's prior written consent. TNC agrees to exercise due care in protecting the Confidential Information from unauthorized use and disclosure. However, TNC bears no responsibility for safeguarding information that is publicly available, already in TNC's possession and not subject to a confidentiality obligation, obtained by TNC from third parties without restrictions on disclosure, independently developed by TNC without reference to Confidential Information, or required to be disclosed by order of a court or other governmental entity.

     8.2 TNT's Obligations. TNT acknowledges that, in the course of its performance of this Agreement, it may become privy to certain information that TNC deems proprietary and confidential. TNT agrees to treat all such information that is identified as proprietary and confidential in a confidential manner and will not disclose or permit to be disclosed the same, directly or indirectly, to any third party without TNC's prior written consent. However, TNT bears no responsibility for safeguarding information that is publicly available, already in TNT's possession and not subject to a confidentiality obligation, obtained by TNT from third parties without restrictions on disclosure, independently developed by TNT without reference to such information, or required to be disclosed by order of a court or other governmental entity.

     8.3 Injunctive Relief. In the event of actual or threatened breach of the provisions of Section 8.1 or 8.2, the nonbreaching party may have no adequate remedy at law and will be entitled to seek immediate and injunctive and other equitable relief, without the necessity of showing actual money damages.

9.   Term and Termination

     9.1 Term. This Agreement will take effect on the Effective Date and will remain in force until terminated in accordance with this Agreement.

     9.2 Termination by TNC. This Agreement may be terminated by TNC upon ninety (90) days' prior written notice to TNT, with or without cause, provided that no such termination will entitle TNC to a refund of any portion of the fees under Attachment B. Such termination shall not occur within five (5) years after the Effective Date with respect to the Knowledge Network Software.

     9.3 Termination by TNT. TNT may, by written notice to TNC, terminate this Agreement if any of the following events ("Termination Events") occur:

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

          (a) TNC fails to pay any undisputed amount due TNT within thirty (30) days after TNT gives TNC written notice of such nonpayment;

          (b) TNC is in material breach of any nonmonetary term, condition or provision of this Agreement, which breach, if capable of being cured, is not cured within thirty (30) days after TNT gives TNC written notice of such breach;

          (c) TNC (i) terminates or suspends its business, (ii) becomes insolvent, admits in writing its inability to pay its debts as they mature, makes an assignment for the benefit of creditors, or becomes subject to direct control of a trustee, receiver or similar authority, or (iii) becomes subject to any bankruptcy or insolvency proceeding under federal or state statutes; or

          (d) TNT elects to refund TNC's fees in accordance with Section 7.

          Termination of this Agreement will not affect the provisions regarding TNC's or TNT's treatment of Confidential Information, provisions relating to the payment of amounts due, or provisions limiting or disclaiming TNT's liability, which provisions will survive termination of this Agreement.

     9.4 Effect of Termination. If the Development Costs set forth on Attachment B for any of the Software licensed herein have not been fully paid, within thirty (30) days after the date of termination or discontinuance of this Agreement for any reason whatsoever, TNC shall (a) cease all Use of the Software and the Documentation for which Development Costs have not been fully paid; and
(b) return such Software and all copies, in whole or in part, all such Documentation relating thereto, and any other Confidential Information relating to such Software in its possession that is in tangible form. TNC shall furnish TNT with a certificate signed by an executive officer of TNC verifying that the same has been done.

10.  Nonassignment/Binding Agreement

     Neither this Agreement nor any rights under this Agreement may be assigned or otherwise transferred by TNC, in whole or in part, whether voluntarily or by operation of law, including by way of sale of assets, merger or consolidation, without the prior written consent of TNT, which consent will not be unreasonably withheld. Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the parties and their respective successors and assigns.

11.  Notices

     Any notice required or permitted under the terms of this Agreement or required by law must be in writing and must be (a) delivered in person, (b) sent by first class certified mail, or air mail, as appropriate, or (c) sent by overnight air courier, in each case properly posted and fully prepaid to the appropriate address set forth below. Either party may change its address for notice by notice to the other party given in accordance with this Section. Notices will be considered to have been given at the time of actual delivery in person, three (3) business days after deposit in the mail as set forth above, or one (1) day after delivery to an overnight air courier service.

12.  Miscellaneous

     12.1 Force Majeure. Neither party will incur any liability to the other party on account of any loss or damage resulting from any delay or failure to perform all or any part of this Agreement if such delay or failure is caused, in whole or in part, by events, occurrences, or causes beyond the control and without negligence of the parties. Such events, occurrences, or causes will include, without limitation, acts of God, strikes, lockouts, riots, acts of war, earthquake, fire and explosions, but the inability to meet financial obligations is expressly excluded.

     12.2 Waiver. Any waiver of the provisions of this Agreement or of a party's rights or remedies under this Agreement must be in writing to be effective. Failure, neglect, or delay by a party to enforce the provisions of this Agreement or its rights or remedies at any time, will not be construed and will not be deemed to be a waiver of such party's rights under this Agreement and will not in any way affect the validity of the whole or any part of this Agreement or prejudice such party's right to take subsequent action.

     12.3 Severability. If any term, condition, or provision in this Agreement is found to be invalid, unlawful or unenforceable to any extent, the parties shall endeavor in good faith to agree to such amendments that will preserve, as far as possible, the intentions expressed in this Agreement. If the parties fail to agree on such an amendment, such invalid term, condition or provision will be severed from the remaining terms, conditions and provisions, which will continue to be valid and enforceable to the fullest extent permitted by law.

     12.4 Integration. This Agreement (including the Attachments and any addenda hereto signed by both parties) contains the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the parties with respect to said subject matter. This Agreement may not be amended, except by a writing signed by both parties, with an officer of TNT executing such writing.

     12.5 Conflicting Terms. No terms, provisions or conditions of any purchase order, acknowledgment or other business form that TNC may use in connection with this Agreement or the performance of the terms hereof will have any effect on the rights, duties or obligations of the parties under, or otherwise modify, this Agreement, regardless of any failure of TNT to object to such terms, provisions or conditions.

     12.6 Export Controls. TNC may not export or re-export the Software without the prior written consent of TNT and without the appropriate United States and foreign government licenses.

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     12.7  Non-Waiver.  No exercise or enforcement by either party of any right or remedy under this Agreement will preclude the enforcement by such party of any other right or remedy under this Agreement or that such party is entitled by law to enforce.

     12.8 Governing Law. This Agreement will be interpreted and construed in accordance with the laws of the State of Illinois and the United States of America, without regard to conflict of law principles.

     12.9  Dispute Resolution.

          (a) Except as set forth in Sections 8.1 and 8.2 any dispute, controversy or claim arising in connection with this Agreement, shall be settled by binding arbitration if so requested by any party hereto pursuant to paragraph
(b) below. The arbitration shall be conducted by three arbitrators, who shall be appointed pursuant to the rules of the American Arbitration Association (the "AAA"). The arbitration shall be held in Chicago, Illinois and shall be conducted in accordance with the commercial arbitration rules of the AAA, except that the rules set forth in this Section 2.11 shall govern such arbitration to the extent they conflict with the rules of the AAA.

          (b) Upon written notice by a party to the other parties of a request for arbitration hereunder, the parties shall use their commercially reasonable efforts to cause the arbitration to be conducted in an expeditious manner. All other procedural matters shall be within the discretion of the arbitrators. In the event a party fails to comply with the procedures in any arbitration in a manner deemed material by the arbitrators, the arbitrators shall fix a reasonable period of time for compliance and, if the party does not comply within said period, a remedy deemed just by the arbitrators, including an award of default, may be imposed.

          (c) The determination of the arbitrators shall be final and binding on the parties. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. The parties shall each be responsible for their own expenses in connection with such arbitration, including without limitation, counsel fees and fees of experts; provided, however, that the parties shall share equally in the expense of the arbitrators and of the AAA.


IN WITNESS WHEREOF, the parties have executed this Agreement.

TRUE NORTH COMMUNICATIONS INC.     TN TECHNOLOGIES HOLDING INC.
"TNC"                              "TNT"


By:                                By:
   --------------------------         ---------------------------

                                      ---------------------------

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(print name and title)                   (print name and title)

Date:                                    Date:
     ----------------------------             -------------------------------

Address:                                 Address:

                                         ------------------------------------

                                         ------------------------------------


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                                 ATTACHMENT A
                                 ------------

                                   SOFTWARE
                                   --------

                               Knowledge Network

                                    SCJNet

                                     KCNet

                                 ATTACHMENT B
                                 ------------

                                     FEES
                                     ----


KNOWLEDGE NETWORK
-----------------

TNC has paid to TNT three hundred seventy thousand dollars ($370,000) and TNT acknowledges receipt of such payment. On the Effective Date, TNC shall pay to TNT three hundred seventy thousand dollars ($370,000). On July 1, 1997, July 1, 1998, July 1, 1999 and July 1, 2000, regardless of the term of this Agreement, TNC shall pay TNT one-fifth of TNT's development costs in equal portions (the "Development Costs"), with such Development Costs calculated on TNT's prorated estimate of Development Costs to be determined on December 31, 1996. In no event will any of such July payments be less than seven hundred forty thousand dollars ($740,000) or exceed eight hundred thousand dollars ($800,000). Such payments will be adjusted upward in the event the two payments of three hundred seventy thousand dollars ($370,000) do not equal one-fifth of the Development Costs, to account for any shortfall.

SCJNET
------

TNC shall pay TNT a license fee of $150,000, due by the Effective Date and TNT acknowledges receipt of such payment.

On each anniversary of the Effective Date for each year of the term of this Agreement, TNC shall pay TNT a license fee of $50,000 per year, at the commencement of each such year.

KCNET
-----

TNC has paid to TNT fifty thousand dollars ($50,000) and TNT acknowledges receipt of such payment for Phase I of the KCNet Software. TNC and TNT shall agree on the fees for further phases of the KCNet Software, and TNC shall have rights to such further phases in accordance with the terms of this Agreement as such fees for further phases are agreed upon by the parties.